UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1 )

Filed by the Registrant [X] Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[    ]       Preliminary Proxy Statement

[    ]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]       Definitive Proxy Statement

[    ]       Definitive Additional Materials

[    ]       Soliciting Material Pursuant to §240.14a-12

NXG NextGen Infrastructure Income Fund
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required. [ ] Fee paid previously with preliminary materials. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 is being filed to amend and supplement the definitive proxy statement on Schedule 14A that was originally filed by the Registrant with the Securities and Exchange Commission on April 19, 2024 (the “Original Filing”) in connection to the Registrant’s Joint Annual Meeting of Shareholders to be held on May 23, 2024. This Amendment No. 1 is being filed for the sole purpose of correcting a typographical error in the disclosure of the number of common shares outstanding at the close of business on the record date for the Joint Annual Meeting of Shareholders. There are no other changes to the notice or proxy statement included in the Original Filing.

The following replaces the disclosure of the number of common shares outstanding at the close of business on the record date in the Original Filing:

How many shares of each Fund were outstanding as of the record date?

At the close of business on April 12, 2024, the Funds had the following common shares outstanding:

Fund	Number of Common Shares Outstanding
SRV	2,913,266
NXG	2,601,174

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